UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)        September 22, 2010

GAMESTOP CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                                1-32637                                                              20-2733559

                   (Commission File Number)                                (IRS Employer Identification No.)

       625 Westport Parkway, Grapevine, Texas                                                                   76051

         (Address of Principal Executive Offices)                                                         (Zip Code)

(817) 424-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 22, 2010, Wilmington Trust Company, the Trustee (the “Trustee”) under the Indenture, dated as of September 28, 2005 (the “Indenture”), governing GameStop Corp.’s 8% Senior Notes due 2012 (the “Notes”), at the direction of GameStop Corp. (the “Company”), gave notice to the holders of the Notes that on October 29, 2010 (the “Redemption Date”), the Company will redeem a portion of the Notes remaining outstanding, in an aggregate principal amount of $185 million, pursuant to the Indenture’s optional redemption provisions.  Pursuant to the Indenture, the Trustee will select the Notes to be redeemed (the “Redeemed Notes”) on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate.  The redemption price for the Redeemed Notes will be 102% of the principal amount plus all accrued and unpaid interest to the Redemption Date.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    GAMESTOP CORP.

Date:  September 22, 2010                                                       By: /s/ Robert A. Lloyd_______

Robert A. Lloyd
Executive Vice President and

Chief Financial Officer

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